Exhibit 99.1

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND

ANNOUNCES FOURTH QUARTER 2013 AND FULL YEAR 2013 RESULTS

Reports Company-Defined FFO per basic and diluted share of $0.12 (Q4’13) and $0.49 (2013)

Reports net income per basic and diluted share of ($0.02) (Q4’13) and $0.29 (2013)

Acquires 269,000 Square Foot Class A Office Building in San Francisco, CA

DENVER – March 10, 2014 – Dividend Capital Diversified Property Fund Inc. (“DPF” or “the Company”), a public reporting, daily NAV REIT (NASDAQ: ZDPFEX; ZDPFAX; ZDPFWX; ZDPFIX) reported results today for the fourth quarter and full year ended December 31, 2013. For additional information, please refer to the Company’s Annual Report for the year ended December 31, 2013, filed on Form 10-K with the United States Securities and Exchange Commission (“SEC”).

Results for the quarter ended December 31, 2013

Company-Defined Funds from Operations (“FFO”) for the quarter ended December 31, 2013 were $22.6 million, or $0.12 per basic and diluted share. This compares to Company-Defined FFO for the quarter ended December 31, 2012 of $23.5 million, or $0.12 per basic and diluted share.

GAAP net loss available to common shareholders for the quarter ended December 31, 2013 was $1.4 million, or $0.02 per basic and diluted share. This compares to GAAP net loss available to common shareholders for the quarter ended December 31, 2012 of $14.2 million, or $0.07 per basic and diluted share.

“We are very proud to have provided our shareholders with a 5.14% weighted-average dividend yield and an 8.75% weighted-average total return in 2013. This performance supports our thesis that the Daily NAV REIT structure can provide a good combination of solid performance with lower volatility,” commented Jeff Johnson, DPF Chief Executive Officer. “All the credit goes to our first class team, who work hard every day on behalf of shareholders to identify and take advantage of market opportunities while seeking to maximize the value of our properties and the overall performance of the Company.”

Results for the year ended December 31, 2013

Company-Defined FFO for the year ended December 31, 2013 was $94.6 million, or $0.49 per basic and diluted share. This compares to Company-Defined FFO for the year ended December 31, 2012 of $95.8 million, or $0.49 per basic and diluted share.

GAAP net income available to common shareholders for the year ended December 31, 2013 was $52.5 million, or $0.29 per basic and diluted share. This compares to GAAP net loss available to common shareholders for the year ended December 31, 2012 of $22.3 million, or $0.12 per basic and diluted share.

Investment Summary

As a result of the portfolio sale completed in January 2014 (see “Significant Events” below), as of January 31, 2014, the Company held the majority ownership in 70 operating properties located in 25 geographic markets in the United States, aggregating approximately 11.9 million square feet. As of January 31, 2014, DPF’s real property portfolio was approximately 91.9% leased to approximately 450 tenants. As of January 31, 2014, these properties had an estimated fair value of approximately $2.4 billion (calculated in accordance with our valuation procedures), comprising:

•	26 office properties located in 16 geographic markets, aggregating approximately 5.1 million net rentable square feet, with an aggregate fair value amount of approximately $1.4 billion;

•	31 retail properties located in seven geographic markets, aggregating approximately 3.1 million net rentable square feet, with an aggregate fair value amount of approximately $718.2 million; and

•	13 industrial properties located in 9 geographic markets, aggregating approximately 3.7 million net rentable square feet, with an aggregate fair value amount of approximately $260.9 million.

Significant Events

Significant events during the fourth quarter included:

•	On October 15, 2013, the Company completed the sale of its North Fairway Drive asset in Chicago, IL for $18 million. Net cash proceeds totaled approximately $15.5 million, resulting in a gain on sale of approximately $5.6 million. North Fairway Drive is an office property aggregating approximately 100,000 square feet of gross leasable area.

•	On November 7, 2013, the Company acquired a 269,000 square foot office property in San Francisco, CA (“655 Montgomery”). 655 Montgomery was subject to a mortgage note with a principal balance of $57.9 million as of the acquisition date bearing interest at 6.0%, which matures in June 2016.

Significant events subsequent to the fourth quarter included:

•	On January 22, 2014, the Company disposed of a portfolio of 12 industrial properties aggregating 3.4 million square feet to an unrelated third party. The properties were located in the Atlanta, GA, Cincinnati, OH, Central Pennsylvania, Columbus, OH, Dallas, TX, Indianapolis, IN, and Minneapolis, MN markets. The sale price of the portfolio was $175.0 million, resulting in net cash proceeds of $90.0 million.

Non-GAAP Supplemental Financial Measure

The Company computes its financial results in accordance with generally accepted accounting principles (“GAAP”). Below, the Company has provided a reconciliation of Company-Defined FFO, which is a non-GAAP supplemental financial measure, to the most directly comparable GAAP measure. For more information about Company-Defined FFO, including why management believes it provides useful information, please see the Quarterly Earnings and Supplemental Disclosure furnished with this press release on Form 8-K filed with the SEC on March 10, 2014, available on DPF’s website www.dividendcapitaldiversified.com, and the SEC’s website www.sec.gov.

	Three Months Ended		Year Ended December 31,
	December 31, 2013	December 31, 2012	2013	2012
Reconciliation of net earnings to FFO:
Net (loss) income attributable to common stockholders	$(1,367)	$(14,165)	$52,468	$(22,261)
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	25,093	31,846	108,191	129,116
(Gain) loss on disposition of real property	(5,580)	37	(74,306)	(21,108)
Impairment of real property	2,600	5,700	2,600	5,700
Noncontrolling interests’ share of net (loss) income	(85)	(1,240)	4,002	(110)
Noncontrolling interests’ share of FFO	(1,687)	(2,099)	(7,739)	(8,486)

FFO attributable to common shares-basic	18,974	20,079	85,216	82,851
FFO attributable to dilutive OP units	1,431	1,608	6,575	6,947

FFO attributable to common shares-diluted	$20,405	$21,687	$91,791	$89,798

FFO per share-basic and diluted	$0.11	$0.11	$0.48	$0.46

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$18,974	$20,079	$85,216	$82,851
Add (deduct) our adjustments:
Acquisition-related expenses	337	2	337	325
Loss on extinguishment of debt, financing commitments and derivatives	1,808	1,766	2,507	5,694
Noncontrolling interests’ share of FFO	1,687	2,099	7,739	8,486
Noncontrolling interests’ share of Company-Defined FFO	(1,837)	(2,230)	(7,940)	(8,954)

Company-Defined FFO attributable to common shares-basic	20,969	21,716	87,859	88,402
Company-Defined FFO attributable to dilutive OP units	1,582	1,739	6,776	7,414

Company-Defined FFO attributable to common shares-diluted	$22,551	$23,455	$94,635	$95,816

Company-Defined FFO per share-basic and diluted	$0.12	$0.12	$0.49	$0.49

Weighted average number of shares outstanding
Basic	177,548	179,605	178,196	181,982

Diluted	190,942	193,985	191,932	197,244

Webinar and Earnings Conference Call Information

The Company will host a webinar/earnings conference call to review fourth quarter and full year 2013 operating and financial results today, March 10, 2014, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:

Date: Monday, March 10, 2014

Time: 2:15 p.m. MT/4:15 p.m. ET

Dial-in Number: 800.709.0218

To access the live webinar please visit the Investor Relations page at the Company’s website, www.dividendcapitaldiversified.com.

The webinar replay will be posted when available on the Investor Relations page of the Company’s website.

About Dividend Capital Diversified Property Fund

Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. The company owned 70 properties totaling approximately 11.9 million square feet in 25 geographic markets as of January 31, 2014. More information is available at www.dividendcapitaldiversified.com.

Forward-Looking Information

This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Contact

Eric Paul

Dividend Capital

(303) 228-2200